Exhibit 99.1

BG Medicine, Inc. Appoints Eric Bouvier as Chief Executive Officer

WALTHAM, Mass., Jan. 9, 2012 (GLOBE NEWSWIRE) — BG Medicine, Inc. (Nasdaq:BGMD), a company focused on the development and commercialization of novel, biomarker-based diagnostics, announced today that its Board of Directors has appointed Eric Bouvier, Ph.D., as the company’s new President and Chief Executive Officer and a member of the Board of Directors, effective as of January 9, 2012. Eric brings to BG Medicine over a decade of global, scientific, commercial, cardiovascular and molecular diagnostics experience and until recently, Eric was head of the Immunoassay business at bioMerieux.

“I am very pleased that BG Medicine has attracted a leader of Eric’s caliber to develop its commercial organization. His passion for cardiovascular diagnostics, coupled with his extensive international commercial and general management experience make him a strong leader to transform BG Medicine from an R&D-focused company into a robust commercial organization,” said Stephane Bancel, Executive Chairman of the Board of Directors. Mr. Bancel added, “His leadership skills and success in running bioMerieux, Inc. (US) and, more recently, the bioMerieux Immunoassay Business Unit will be critical in making BG Medicine’s FDA-cleared galectin-3 test and AMIPredict cardiovascular diagnostic test that was recently submitted to the FDA, the standards of care. I am eager to work directly with Eric again.”

“I am honored to join as the company’s CEO at this exciting juncture. I look forward to working with the entire BG Medicine team to advance our potentially transformative galectin-3 and AMIPredict diagnostic tests into major commercial successes by helping millions of patients around the world,” said Eric Bouvier. He added, “BG Medicine is an emerging leader in the discovery and development of high-value diagnostic tests based on its powerful and proprietary platforms. We will now build on the company’s early successes to rapidly become a full-fledged commercial company.”

Prior to joining BG Medicine and since May 2011, Eric Bouvier, 51, was the President of Leica Microsystems, a Danaher company. From October 2002 through April 2011, Eric held positions of increasing responsibility with bioMerieux, S.A., a global in vitro diagnostic leader, including as Corporate Vice President and Deputy CEO, responsible for the Immunoassay Business Unit (a $500 million business by sales) and Global Human Resources. Prior to that, Eric was the President and CEO of bioMerieux Inc., the company’s US subsidiary, and before that, Eric held various marketing, sales management and sales positions with bioMerieux and other companies. Eric holds a Ph.D. in Pharmacy from Lyon University, France and an MBA from Ecole Management De Lyon. Prior to commencing his professional career, Eric competed for many years in volleyball, representing France as captain of its national team on several occasions, including World Championships, and he participated in the 1988 and 1992 Olympic Games.

Pieter Muntendam, M.D., who has served as President and CEO of BG Medicine for the past six years will serve as Executive Vice President, Chief Medical Officer. Dr. Muntendam commented, “Over the past five years, we developed galectin-3 and AMIPredict, which have the potential to transform detection and care for two important and common cardiovascular conditions. Under Eric’s leadership, we are now poised to develop a successful, world-class commercial organization.”

About BG Medicine, Inc.

BG Medicine, Inc. (Nasdaq:BGMD) is a life sciences company focused on the discovery, development, and commercialization of novel, biomarker-based diagnostics to improve patient outcomes and contain healthcare costs. The Company recently launched the BGM Galectin-3™ test for use in patients with heart failure, the first novel blood test for cardiac disease cleared by the U.S. F.D.A. in five years. BG Medicine also has products under development to aid in the diagnosis and management of acute atherothrombosis and lipid disorders. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com and www.galectin-3.com.

The BG Medicine Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10352.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward- looking statements in this news release may address the following subjects, among others: the continued transformation of our company into a commercial organization; our expectation that the FDA will provide regulatory clearance for our AMIPredict test; our beliefs regarding expected contributions from our having appointed a new CEO with extensive global commercial experience. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward- looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.